 [FORM OF PROXY CARD]

PROACTIVE ASSET ALLOCATION FUNDS

OPTI-flex® DYNAMIC FUND

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

Jeffrey J. Unterreiner and Cynthia D. Stowers, or either of them, with power of substitution, are hereby authorized as proxies to represent, and to vote the shares of beneficial interest (the "Shares") of OPTI-flex® DYNAMIC Fund (the "Fund"), the only series of PROACTIVE Asset Allocation Funds (the "Trust"), owned by the undersigned shareholder(s) at the Special Meeting of Shareholders of the Fund to be held at 9:00 a.m. on Thursday, January 30, 2003 at 21 Hawk Ridge Circle, Lake Saint Louis, Missouri 63367 and at any adjournment thereof.  The proxies are to vote the Shares of the undersigned as instructed below and in accordance with their judgment on all other matters which may properly come before the meeting.  If no specification is made below, this proxy will be voted in favor of each listed proposal (including each nominee for Trustee).

The Board of Trustees recommends voting for each Proposal.

1.

Election of Trustees of the Trust

Nominees: Raymond E. Doerr, Arnold Tennant and Jeffrey J. Unterreiner

For All Nominees _______

Withhold All Nominees ________

Withhold Those Listed Below ______

Instruction: To withhold authority to vote for any individual nominee, please print his name below:

2.

Approval of a New Investment Advisory Agreement:

For______

Against______

Abstain______

Please sign and date this proxy and return it promptly in the enclosed envelope.

________________________________________         Dated____________________, 2003

________________________________________         Dated____________________, 2003

Joint Tenant (if any)

Please check here ______ if you are planning to attend the Special Meeting of

Shareholders.

Please check here ______ if you have comments and please use the back of this form for your comments.

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[NOTICE OF MEETING]

PROACTIVE ASSET ALLOCATION FUNDS

OPTI-flex® DYNAMIC FUND

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that a special meeting of shareholders of PROACTIVE Asset Allocation Funds' OPTI-flex® DYNAMIC Fund (the "Fund"), a registered investment company, will be held at the offices of the Fund, 21 Hawk Ridge Circle, Lake Saint Louis, Missouri 63367 on Thursday, January 30, 2003 at 9:00 a.m., for the following purposes:

1.  To elect a Board of Trustees

2.  To consider and approve a new Investment Advisory Agreement between the Fund and PROACTIVE Financial Services, Inc.

At such meeting, only shareholders of record at the close of business on January 3, 2003 will be entitled to vote.

You may attend this meeting in person, but if you cannot do so, please complete, date, sign and return the accompanying proxy at your earliest convenience.

YOUR PARTICIPATION, IN PERSON OR BY PROXY, IS IMPORTANT.  BUSINESS MAY BE TRANSACTED ONLY IF A MAJORITY OF THE SHARES ENTITLED TO VOTE ARE PRESENT IN PERSON OR BY PROXY.

By Order of the Board of Trustees

Cynthia D. Stowers, Secretary

January 7, 2003

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PROXY STATEMENT

SOLICITATION, REVOCATION AND VOTING OF PROXIES

The enclosed proxy is solicited by and on behalf of the Board of Trustees of PROACTIVE Asset Allocation Funds (the "Trust") and its only series OPTI-flex® DYNAMIC Fund (the  "Fund"), for use at a Special Meeting of shareholders (the "Meeting"), or any adjournment thereof, to be held at 9:00 a.m. on Thursday, January 30, 2003 at the Fund's offices at 21 Hawk Ridge Circle, Lake Saint Louis, MO 63367.  This proxy statement and the enclosed proxy card are expected to be mailed on or about January 7, 2003, to shareholders of record at the close of business on January 3, 2003 (the "Record Date"). On the Record Date, the Fund had outstanding 442,048.013 shares of beneficial interest.  Shareholders will be entitled to one vote on each matter for each share that they own on the Record Date.

A majority of the shares entitled to vote, represented in person or by proxy, will constitute a quorum and the presence of a quorum is necessary for the transaction of business.  Abstentions and broker “non-votes” will be included for purposes of determining whether a quorum is present at the meeting, but will be treated as votes not cast and, therefore, will not be counted in determining whether matters to be voted upon at the meeting have been approved.

The election of the nominees for Trustee (Proposal 1) requires the affirmative vote of a majority of shares present at the meeting either in person or by proxy.  The proposed agreement for investment advisory services between the Trust and PROACTIVE Financial Services, Inc. (the "Proposed Adviser") (Proposal  2) requires approval by a "vote of a majority of the outstanding voting securities" of the Fund as defined in the Investment Company Act of 1940, as amended (the "1940 Act").  Under the 1940 Act, such approval means the affirmative vote at a meeting of shareholders of the lesser of (a) more than 50% of the Fund's outstanding shares, or (b) 67% or more of the shares present or represented by proxy at the meeting, if the holders of more than 50% of the Fund's outstanding shares are present in person or represented by proxy.

All shares represented by properly executed proxies, unless such proxies have been previously revoked, will be voted at the Meeting in accordance with the directions on the proxies.  Abstentions and broker “non-votes” (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other person entitled to vote shares on a particular matter with respect to which the brokers or nominees do not have discretionary power) will be treated as shares that are present but which have not been voted and will therefore have the effect of a vote "against".

A shareholder who executes and returns a proxy may revoke it at any time prior to its exercise by delivering to the Secretary of the Fund written notice of its revocation, sending the Fund a proxy with a later date, or voting in person at the meeting.  The cost of soliciting proxies, which is estimated at $250.00, is being paid by the Proposed Adviser.  In addition to the solicitation by mail, officers of the Fund may ask shareholders in personal conversations or by telephone or telecopy to return proxies.

IN ORDER TO MINIMIZE PROXY SOLICITATION COSTS, IT IS REQUESTED THAT SHAREHOLDERS WHO WILL NOT ATTEND THE MEETING SIGN AND RETURN A PROXY AS EARLY AS POSSIBLE.

OWNERSHIP OF SHARES

Officers and Trustees of the Fund own approximately 9.13% of the Fund's outstanding shares.

Shareholders known by the Fund to own of record more than 5% of the outstanding shares of the Fund on the Record Date, and the percentage of the outstanding shares owned on that date, are listed below.

Name and Address

Shares Owned

Percentage

of Shareholder

Jeffrey J. Unterreiner

38,317.037

8.67%

21 Hawk Ridge Circle

Lake Saint Louis, MO 63367

H'Eloise B. Soldan

26,376.968

5.97%

1611 E. Hazeltine Way

Chandler, AZ  85249

FTC & Co. (1)

138,957.031

31.43%

DATAlynx House Account

717 17th Street

Denver, CO  80217

(1)

Indicates owner of record; the record owner is a qualified custodian and holds the shares listed for the benefit of certain of its customers, each of which beneficially owns a portion of such shares.

To the Fund's knowledge, no other person beneficially owned more than 5% of the outstanding shares of the Fund on the Record Date.

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PROPOSAL 1 - NOMINEES FOR ELECTION AS TRUSTEES

Three Trustees are to be elected to serve on the Board of Trustees of the Fund (the "Board") until their successors have been elected and qualify for office. The nominees are: Raymond E. Doerr, Arnold Tennant and Jeffrey J. Unterreiner, who are all current Trustees of the Fund. (The other current Trustee, C. Martin Unterreiner, has informed the Board that he does not wish to continue as a Trustee.) The following table sets forth information about each of the nominees individually, concerning age, principal occupation, business experience for at least the past five years, and ownership of shares of the Fund.

Name	Principal Occupation And Other Information
Jeffrey J. Unterreiner* Born: 1969

President, PROACTIVE Financial Services, Inc., the Proposed Adviser, since October 1994.  President, PROACTIVE Money Management, Inc., the Manager, from July 1997 to December 2002.  Shares owned: 38,317.037.

Raymond E. Doerr Born: 1922	Retired. Prior to November 1982, served as an Engineering Director for Monsanto Company, a chemical company. Shares owned: 0.
Arnold Tennant Born: 1940	President, Tennant Capital Management, Inc., an investment adviser, since May 1996. Representative, Clearing Services of America, a broker-dealer, from May 1996 to March 1999. Shares owned: 0.

All current Trustees and officers of the Fund as a group owned 40,371.777 shares of the Fund, which constituted approximately 9.13% of its outstanding shares as of the Record Date.

*  Jeffrey J. Unterreiner is an "interested person" of the Trust by virtue of his positions with the Manager and the Proposed Adviser, and as President of the Trust's distributor.

OFFICERS AND TRUSTEES

The Trust is supervised by its Board of Trustees, an independent body that has ultimate responsibility for the Fund’s activities.  The Trustees and executive officers of the Trust are listed below.  Except as indicated, each individual has held the office shown or other offices in the same company for the last five years.  Unless otherwise noted, the business address of each Trustee and officer is 21 Hawk Ridge Circle, Lake Saint Louis, MO 63367.  Those Trustees who are "interested persons" (as defined in the Investment Company Act of 1940) by virtue of their affiliation with either the Fund, the Trust or the current or proposed investment adviser are indicated by an asterisk (*).

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The Trust is managed by its Trustees and officers. Their names, positions and principal occupations during the past five years are listed below:

Name, Address and Age	Position Held	Year First Elected A Trustee	Principal Occupation(s) During Past Five Years	Number of Portfolios in Fund Complex Overseen by Trustee	Other Directorships Held by Trustee[2]
“Non-Interested” Trustees
Raymond E. Doerr, 80	Trustee	1996	Retired November 1982 as an Engineering Director for Monsanto Company, a chemical company.	1	None
Arnold Tennant, 62	Trustee	1998	President, Tennant Capital Management, Inc., an investment advisor, since May 1996; Representative, Clearing Services of America, a broker-dealer, from May 1996 to March 1999.	1	None
"Interested" Trustees[3]
Jeffrey J. Unterreiner, 33	Trustee/ Chairman and President	1996	President, PROACTIVE Financial Services, Inc. since October 1994; President, PROACTIVE Money Management, Inc. from July 1997 to December 2002. Portfolio Manager of the Fund since February 28, 2002.	1	None
C. Martin Unterreiner, 62	Trustee/Vice President	1996	President and Chairman of the Board, PROACTIVE Money Management, Inc., since January 1980; Vice President of PROACTIVE Financial Services, Inc. from July 1997 to December 2002. Chief Portfolio Manager of the Fund from its inception until August 2002.	1	None

1 Trustees and Officers of the Trust serve until their resignation, removal or retirement.

2 This column includes all directorships that are held by each trustee as a director of a public company or a registered investment company (other than the Trust and the Fund).

3 "Interested Persons" within the meaning of the 1940 Act on the basis of their affiliation with the Fund's present or proposed investment adviser or affiliated entities.

* Jeffrey J. Unterreiner is deemed an "interested person" of the Trust by virtue of his position as President and a Director of the Distributor and Proposed Adviser of the Trust.  C. Martin Unterreiner is also deemed an "interested person" of the Trust by virtue of his position as President and Director of the Manager of the Trust.

C. Martin Unterreiner is Jeffrey J. Unterreiner's father.

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FUND SHARES OWNED BY TRUSTEES AS OF DECEMBER 31, 2002

Name of Trustee	Dollar Range of Fund Shares Owned	Aggregate Dollar Range of Shares Owned in All Funds Within The Fund Complex Overseen by Trustee
"Non-Interested" Trustees
Raymond E. Doerr	$0	$0
Arnold Tennant	$0	$0
"Interested" Trustees
Jeffrey J. Unterreiner	Over $100,000	Over $100,000
C. Martin Unterreiner	$1-$10,000	$1-$10,000

The following table shows the compensation paid by the Fund to the Trustees of the Fund during the fiscal year ended December 31, 2002:

TRUSTEE COMPENSATION TABLE

Pension or

Retirement

Estimated

Benefits

Annual

Aggregate

Accrued as

Benefits

Compensation

Part of

Upon

Trustee

from Fund

Fund Expenses

Retirement

Total

Jeffrey J. Unterreiner

None

None

None

None

C. Martin Unterreiner

None

None

None

None

Henry J. Bingham*

$3,500

None

None

$3,500

Raymond E. Doerr

$7,000

None

None

$7,000

Arnold Tennant

$7,000

None

None

$7,000

* Mr. Bingham is deceased.

The Trust pays each Trustee who is not an "interested person" an annual fee of $2,000, plus $500 for each meeting of the Board of Trustees attended. The Board held five meetings during the Fund's fiscal year ended December 31, 2002 (the "2002 fiscal year") and all Trustees attended each meeting. All other officers and Trustees serve without compensation from the Trust.

The Fund has a standing audit committee of the Board of Trustees and does not have standing nominating or compensation committees. Messrs. Doerr and Tennant are the members of the audit committee. Each member of the audit committee is paid $375 per quarter and $375 for each meeting attended. The audit committee met four times during the 2002 fiscal year and each member attended each meeting. The audit committee reviews the financial condition and the auditing of the financial statements of the Fund and recommends the selection of the Fund's independent public accountants.

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PROPOSAL 2 - INVESTMENT ADVISORY AGREEMENT

Proposal Overview

Since its inception the Fund has been managed and advised by PROACTIVE Money Management, Inc. (the "Manager") pursuant to an investment advisory agreement dated May 6, 1996 (the "Current Agreement"), the continuance of which was last approved by the Board on May 10, 2002.  The Manager is controlled by C. Martin Unterreiner, a Trustee of the Fund, and his wife, Janice B. Unterreiner, who are the parents of Jeffrey J. Unterreiner, another of the Fund's Trustees.

C. Martin Unterreiner served as the Fund's portfolio manager until August 9, 2002, at which time he resigned and was succeeded by Jeffrey J. Unterreiner.  Subsequently, C. Martin Unterreiner and the Manager also advised the Board of the Fund that the Manager no longer desired to provide investment management and related services to the Fund, but that the Current Agreement could remain in effect until the Trustees had found a replacement adviser.  Jeffrey J. Unterreiner proposed, and the Independent Trustees agreed, that he would provide ongoing services through PROACTIVE Financial Services, Inc. (the "Proposed Adviser"), a company controlled by him which is also the Fund's distributor.  This required first registering the Proposed Adviser as an investment adviser under the Investment Advisers Act of 1940.  The Trustees approved this proposal and voted to retain the Proposed Adviser as the successor to the Manager, subject to shareholder approval and the Proposed Adviser's becoming a registered investment adviser.

On December 16, 2002 the Proposed Adviser filed with the Securities and Exchange Commission (the "SEC") an application for registration as an investment adviser, which became effective on January 2, 2003. The Fund would be the Proposed Adviser's first investment advisory client.

Board Consideration and Approval of Proposed Agreement

The Board, including the Independent Trustees, unanimously approved the Proposed Agreement at a meeting held on December 20, 2003.  The Board believed this action was appropriate, given that C. Martin Unterreiner had already retired as portfolio manager and been succeeded by Jeffrey J. Unterreiner.  This previous change was made following the Trustees' determination that Jeffrey J. Unterreiner was qualified to serve as the Fund's portfolio manager.  For practical reasons relating to their respective ownership interests in the legal entities which constitute the Manager and the Proposed Adviser, it was determined that the Proposed Agreement would be between the Fund and PROACTIVE Financial Services, Inc.  The Trustees noted in particular that, except for the identity of the corporation serving as investment adviser, there was to be no change whatsoever between the Current Agreement and the Proposed Agreement, including no change in the advisory fee to be paid by the Fund. (See "Expenses" below for a discussion of the extent to which the Proposed Adviser will continue the Manager's previous commitment to limit the total operating expenses of the Fund.)

After a discussion regarding the Proposed Agreement, the Board unanimously determined that it was in the best interest of the Fund's shareholders to approve the Proposed Agreement and submit it, with a recommendation for approval, to the shareholders for vote at the Meeting.

Effective Date of Proposed Agreement.  If shareholders approve the Proposed Agreement, the Proposed Agreement will take effect on February 1, 2003.

The Current Agreement, which was initially and most recently approved by the Fund's shareholders on September 30, 1996, will by its terms continue in effect until May 10, 2003 unless earlier terminated upon the effectiveness of the Proposed Agreement.  If the shareholders do not approve the Proposed Agreement, the Board will have to consider what action to take, which may include seeking a new investment adviser or liquidating the Fund.

A copy of the Proposed Agreement is attached as Exhibit A.  It is identical to the Current Agreement except for the name of the investment adviser.  The principal terms of both Agreements are described below.

Investment Advisory Agreement (Current and Proposed)

Pursuant to the Fund's investment advisory agreement, the adviser, subject to the supervision of the Fund’s Board of Trustees and in conformity with the stated objective and policies of the Fund, manages both the investment operations of the Fund and the composition of the Fund’s portfolio, including the purchase, retention, and disposition of securities.  In connection therewith, the adviser is obligated to keep certain books and records of the Fund.  The adviser also administers the Fund’s corporate affairs, and in connection therewith, furnishes the Fund with office facilities, together with those ordinary clerical and bookkeeping services which are not being furnished by the Fund's custodian or transfer and disbursing agent.  The management services of the adviser are not exclusive under the terms of the agreement and the adviser is free to render management services to others.

The adviser may use its resources to pay expenses associated with the sale of the Fund’s shares.  This may include payments to parties such as banks or broker-dealers that provide shareholder support services or engage in the sale of the Fund’s shares.  However, the Fund does not pay the adviser any separate fees for this service.

Each agreement provides for an initial term of two years and also provides that it is to remain in force thereafter only so long as renewal thereof is specifically approved at least annually by a majority of the Trustees or by vote of a majority of the issued and outstanding shares of the Fund, and in either case by vote of a majority of the Trustees who are not “interested persons” (as defined in the 1940 Act) at a meeting called for the purpose of voting on such renewal.  The Current Agreement was most recently so approved by the Trustees on May 10, 2002.

The agreement provides that the adviser will not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which the agreement relates except for a loss resulting from willful misfeasance, bad faith, gross negligence or reckless disregard of duty.  The agreement will terminate automatically if assigned and may be terminated without penalty at any time upon 60 days’ prior written notice by Majority Vote of the Fund, by the Trustees of the Fund, or by the adviser.

Advisory Fees

The adviser earns an annual fee, payable in monthly installments, from the Fund at the rate of 0.75% of the Fund’s first $500 million in average net assets and 0.65% of the Fund’s average net assets in excess of $500 million.

For the fiscal years ended December 31, 2002, 2001 and 2000, the Fund paid advisory fees to the present Manager totaling $46,505, $88,706 and $142,771, respectively.

Expenses

The Fund pays: the fees of the Trust’s independent auditors, legal counsel, custodian, transfer agent and accountants; insurance premiums; the fees and expenses of Trustees who do not receive compensation from the adviser; association dues; the cost of printing and mailing confirmations, prospectuses, proxies, proxy statements, notices and reports to existing shareholders; state registration fees; distribution expenses within the percentage limitations of the shares’ distribution and service plan, including the cost of printing and mailing of prospectuses and other materials incident to soliciting new accounts; and other miscellaneous expenses.

Expenses of the Fund also include all fees under its Accounting and Administrative Service Agreement; the expenses connected with the execution, recording and settlement of security transactions; fees and expenses of the Fund’s custodian for all services to the Fund, including safekeeping of funds and securities and maintaining required books and accounts; expenses of preparing and mailing reports to investors and to government offices and commissions; expenses of meetings of investors and Trustees; the advisory fees payable to the adviser under the investment advisory agreement and other miscellaneous expenses.

The Manager and the Fund had an agreement whereby the Manager had agreed to reduce its fees and/or absorb expenses to limit the Fund’s total annual operating expenses to 2.40%.  The Manager has the right to terminate this agreement at its discretion. For the fiscal year ended December 31, 2002, the Manager reimbursed expenses totaling $103,759 in the Fund ($77,509 in 2001; $24,029 in 2000).  If the Proposed Agreement is approved and implemented, the Proposed Adviser has agreed to assume responsibility for paying all expenses of the Fund (other than the advisory fee and a 1% distribution fee) in consideration for receiving a “universal services fee” equal to 0.65% of the Fund's first $20 million in average net assets, 0.50% of average net assets between $20 million and $100 million, and 0.25% of average net assets over $100 million.  As a result, the effect would be to limit overall Fund expenses to 2.40%, the same as under the Current Agreement.

The following table compares the Fund's actual annual operating expenses for the 2002 fiscal year with operating expenses expected to be incurred after giving pro forma effect to the universal services fee.

Annual Fund operating expenses (expenses that are deducted from Fund assets)

Current

Pro Forma

Management Fees

0.75%

0.75%

Distribution and Service (12b-1) Fees

1.00%

1.00%

Other Expenses1

2.34%

---

Universal Services Fee

---

0.65%

Total Annual Fund Operating Expenses

4.09%

2.40%

Expense Reimbursement2

(1.69)%

---

Net Expenses

2.40%

2.40%

1 "Other Expenses" are based upon expenses actually incurred by the Fund for the 2002 fiscal year.

2 During the 2002 fiscal year the Manager contractually agreed to reduce its fees and/or absorb expenses to limit the Fund's total annual operating expenses to no more than 2.40%.

Organization and Ownership of the Manager and the Proposed Adviser

PROACTIVE Money Management, Inc., the present Manager, was incorporated in January, 1980 and maintains its principal offices at 21 Hawk Ridge Circle, Lake Saint Louis, MO 63367.  The Manager is a wholly owned subsidiary of Security Research Associates, Inc., which is controlled by C. Martin Unterreiner and Janice B. Unterreiner, his wife, through the ownership of voting common stock.  The Manager’s officers and directors are: C. Martin Unterreiner, President and Director, Cynthia Stowers, Secretary, and Desila Merry, Treasurer.  C. Martin Unterreiner is Vice President and a Trustee of the Trust.

PROACTIVE Financial Services, Inc., the Proposed Adviser, was incorporated in October 1994 and also maintains its principal offices at 21 Hawk Ridge Circle, Lake Saint Louis, MO 63367.  Jeffrey J. Unterreiner owns all of its outstanding voting stock.  Its officers and directors are: Jeffrey J. Unterreiner, President, Principal Executive Officer and a Director, and Tonjua G. Donnelly, Secretary, Treasurer and a Director.  Jeffrey J. Unterreiner is Chairman, President and a Trustee of the Trust.  Tonjua G. Donnelly is the Treasurer of the Trust.

THE BOARD OF TRUSTEES HAS UNANIMOUSLY APPROVED THE PROPOSED AGREEMENT AND RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE PROPOSED AGREEMENT.

SUBMISSION OF CERTAIN PROPOSALS

Proposals of shareholders which are intended to be presented in a proxy statement for a future solicitation of proxies must be received by the Fund a reasonable amount of time prior to the Fund's solicitation of proxies.

ANNUAL REPORT

The Annual Report of the Fund, including audited financial statements for the fiscal year ended December 31, 2001, has previously been furnished to all shareholders.  The Fund will provide, without charge, additional copies to any requesting shareholder who calls

1-888-776-2284.

By Order of the Board of Trustees

Cynthia D. Stowers

Secretary

January 7, 2003

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Exhibit A

INVESTMENT ADVISORY AGREEMENT

Between

PROACTIVE ASSET ALLOCATION FUNDS’

OPTI-flex® DYNAMIC FUND

and

PROACTIVE FINANCIAL SERVICES, Inc.

This Agreement is made the _____ day of __________, 2003, by and between the PROACTIVE ASSET ALLOCATION FUNDS, a business trust organized and existing under the laws of the State of Massachusetts, operating as an open-end investment company (the “Trust”) consisting of one series designated as OPTI-flex® DYNAMIC FUND (the “Fund”), and PROACTIVE FINANCIAL SERVICES, INC., a corporation organized and existing under the laws of the State of Missouri (the "Adviser").

W I T N E S S E T H :

WHEREAS, the Trust is engaged in business as an open-end management investment company and is registered as such under the Investment Company Act of 1940, as amended; and

WHEREAS, the Adviser is engaged principally in the business of rendering investment supervisory services and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended; and

WHEREAS, the Trust desires to retain the Adviser to render investment and supervisory services to the Fund in the manner and on the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth, the parties hereto agree as follows:

I

INVESTMENT RESPONSIBILITY

(1)

In providing the services and assuming the obligations set forth herein, the Adviser may, at its expense, employ one or more subadvisers.  References herein to the Adviser shall include any subadviser employed by the Adviser.  Any agreement between the Adviser and a subadviser shall be subject to the renewal, termination and amendment provisions of section V hereof.

The Trust hereby retains the Adviser to supervise and assist in the management of the assets for the Fund and to furnish the Fund with a continuous program for the investment of the Fund's assets, including:

a.

Recommendations as to specific securities to be purchased for or eliminated from the Fund, and

b.

Recommendations as to the portion of the Fund's assets that should be held uninvested.

(2)

Notwithstanding the generality of the foregoing, the Adviser may itself, and at its own expense, contract for such supplementary advisory and research services as it deems necessary or desirable to fulfill its obligations under paragraph (1) above, provided that any such contract shall have been approved by the Fund and the holders of interests therein ("Holders") to the extent, and in the manner, required by the Investment Company Act of 1940, as amended.

(3)

The Adviser shall furnish to the Trust the services of one or more persons who shall be authorized by the Trust to place orders for the purchase and sale of securities for the account of the Fund.  Acting through a person so authorized by the Trust, the Adviser shall place such orders for the Fund.

(4)

Notwithstanding the generality of paragraph (3) above, and subject to the provisions of paragraphs (5) and (6) below, the Adviser shall endeavor to secure for the Fund the best possible price and execution of every purchase and sale for the account of the Fund.  In seeking such best price and execution the Adviser shall use its own judgment as to the implementation of its own investment recommendations, including the Adviser's judgment as to the time when an order should be placed, the number of securities to be bought or sold in any one trade that is a part of any particular recommendation, and the market in which an order should be placed.

(5)

The Adviser shall use its own judgment in determining the broker-dealers who shall be employed to execute orders for the purchase or sale of securities for the Fund, in order to:

a.

Secure best price and execution on purchases and sales for the Fund; and

b.

Secure supplemental research and statistical data for use in making its recommendations to the Fund.

(6)

The Adviser shall use its discretion as to when, and in which market, the Fund's transactions shall be executed, in order to secure for the Fund the benefits of best price and execution, and supplemental research and statistical data.  The use of such discretion shall be subject to review by the Trustees of the Fund at any time and from time to time.  The Fund, acting by its Trustees, may withdraw said discretion at any time, and may direct the execution of Fund transactions for the Fund in any lawful manner different from that provided for herein.  Until a decision is made to withdraw or limit the discretion herein granted, the Adviser shall not be liable for any loss suffered by the Fund through the exercise by the Adviser of that discretion unless the Adviser shall be guilty of gross negligence or willful misconduct.

II

ADMINISTRATIVE RESPONSIBILITY

During the continuance of this Agreement, Adviser shall provide the Fund with a continuous program of general administration including:

a.

Office space, equipment, supplies and utility services as shall be required to conduct Fund business;

b.

The provision and supervision of all persons performing the executive, administrative, and clerical functions necessary for the conduct of the Fund's business except as set forth in g., below;

c.

The supervision of accounting, and of records and record-keeping for the Fund;

d.

The preparation and distribution of mandatory reports to Holders and regulatory bodies;

e.

The supervision of the daily net asset value of the Fund;

f.

The preparation and distribution on behalf of the Fund of notices of Holder and Trustee meetings, agendas, proxies, and proxy statements; and

g.

Other facilities, services, and activities necessary for the conduct of the Fund's business, except for services by the Fund's Custodian, Registrar, Transfer Agent, Accounting Services Agent, Dividend Disbursing Agent, Auditors, and Legal Counsel.

III

ALLOCATION OF EXPENSES

The Adviser shall pay the Fund's pro rata share of the cost and expenses of the following services, facilities and activities: necessary office space, equipment, supplies, utility services and all other ordinary office expenses; the salaries and other compensation of the Trust's trustees, officers and employees who are affiliated persons of the Adviser; and fees for supplementary advisory and research services performed for the Adviser.  The Fund shall pay all other expenses incurred in the organization and operation of the Fund and the continuous offering of interests in the Fund, including, but not limited to, the following:

a.

The Fund's pro rata share of the fees and expenses of counsel in connection with the organization of the Fund.

b.

The regular fees or special charges of any Custodian, Transfer Agent, Registrar, Accounting Services Agent or Dividend Disbursing Agent allocable to the Fund.

c.

The Fund's pro rata share of the compensation or fees of the Fund's auditors and legal counsel, and compensation and costs relating to legal or administrative proceedings or to litigation.

d.

Income, franchise, stock transfer and other taxes attributable to the Fund.

e.

Initial or renewal fees payable to governmental agencies in connection with the filing of reports, notices, registration statements, and other material required to be filed in connection with the Fund's business.

f.

The Fund's pro rata share of any insurance or bond premiums.

g.

The Fund's pro rata share of association dues or assessments.

h.

Brokerage fees or commissions on all Fund transactions.

i.

The Fund's pro rata share of interest on borrowed funds or otherwise.

j.

Any extraordinary expenses attributable directly to the Fund.

IV

COMPENSATION

The Fund shall pay the Adviser a fee, based on the value of the net assets of the Fund determined in accordance with the Trust's Declaration of Trust, and computed as follows:

(a)

The annual advisory fee (the "Fee") shall be equal to the sum of (i) .75% of the Fund's first $500,000,000 in average daily net assets, and (ii) .65% of the Fund's average daily net assets in excess of $500,000,000.

(b)

The amounts due the Adviser in payment of the Fee set forth above.   The Fee will be accrued daily and shall be paid to the Adviser in pro rata monthly installments due and payable on the first business day of each calendar month.

V

DURATION AND TERMINATION

(1)

The term of this Agreement shall begin on the date first written above and, unless sooner terminated as hereinafter provided, this Agreement shall remain in effect for a period of two years.  Thereafter this Agreement shall continue in effect from year to year, subject to the termination provisions and all other terms and conditions hereof; if: (a) such continuation shall be specifically approved at least annually by vote of the holders of a majority of the outstanding voting securities of the Fund or by the vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of the Trustees of the Trust who are not parties to this Agreement or interested persons of any such party; and (b) the Adviser shall not have notified the Fund, in writing, at least 60 days prior to the expiration of any term, that it does not desire such continuation.  The Adviser shall furnish to the Trust, promptly upon its request, such information as may reasonably be necessary to evaluate the terms of this Agreement or any extension, renewal or amendment hereof.

(2)

This Agreement may not be amended, transferred, sold or in any manner hypothecated or pledged, without the affirmative vote of a majority of the outstanding voting securities of the Fund, and this Agreement shall automatically and immediately terminate in the event of its assignment.

(3)

This Agreement may be terminated by either party hereto, without the payment of any penalty, upon 60 days' notice in writing to the other party, provided, that in the case of termination by the Fund such action shall have been authorized by resolution of the Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Fund.

VI

MISCELLANEOUS

(1)

The Adviser shall not deal with the Fund as broker or dealer but the Adviser may enter orders for the purchase or sale of the Fund's securities through a company or companies that are under common control with the Adviser, provided such company acts as broker and charges a commission that does not exceed the usual and customary broker's commission if the sale is effected on a securities exchange, or, 1 per centum of the purchase or sale price of such securities if the sale is otherwise effected.  In connection with the purchase or sale of portfolio securities for the account of the Fund, neither the Adviser nor any officer or director of the Adviser shall act as a principal.

(2)

Except as expressly prohibited in this Agreement, nothing herein shall in any way limit or restrict the Adviser, or any officers, shareholders or employees of Adviser, from buying selling or trading in any security for its or their own account.  Neither the Adviser nor any Officer or Director thereof shall take a short position in any interests of the Fund or otherwise purchase such interests for any purpose other than that of investment.  However, the Adviser may act as underwriter or distributor provided it does so pursuant to a written contract approved in the manner specified in the Investment Company Act of 1940, as amended.

(3)

The Adviser may act as investment adviser to, and provide management services for, other investment companies, and may engage in businesses that are unrelated to investment companies, without limitation, provided the performance of such services and the transaction of such businesses does not impair the Adviser's performance of this Agreement.

(4)

The Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates (including, but not limited to, loss sustained by reason of the adoption or implementation of any investment policy or the purchase, sale or retention of any security), except for loss resulting from willful misfeasance, bad faith or gross negligence of the Adviser in the performance of its duties or from reckless disregard by the Adviser of its obligations and duties under this Agreement.

(5)

Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the Investment Company Act of 1940, as amended, shall be resolved by reference to such term or provision of the Act and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the Securities and Exchange Commission validly issued pursuant to said Act.  Specifically, the terms "vote by a majority of the outstanding voting securities", "annually", "interested person", "assignment", and "affiliated person", as used herein, shall have the meanings assigned to them by the Investment Company Act of 1940, as amended.  In addition, where the effect of a requirement of the Investment Company Act of 1940, as amended, reflected in any provision of this contract is relaxed by a rule, regulation or order of the Securities and Exchange Commission, whether of special or of general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

(6)

The Trust will provide the Adviser with all information concerning the investment policies and restrictions of the Fund as the Adviser may from time to time request or which the Trust deems necessary.  In the event of any change in the investment policies or restrictions of the Trust, the Fund will promptly provide Adviser with all information concerning such change including, but not limited to, copies of all documents filed by the Fund with the Securities and Exchange Commission.

(7)

The Trustees, officers, employees and agents of the Trust shall not be personally bound by or liable hereunder, nor shall resort be had to their private property for the satisfaction of any obligation or claim hereunder.

(8)

Except to the extent the provisions of this Agreement are governed by federal law, they shall be governed by the laws of Missouri, without reference to its choice of law rules.

(9)

This Agreement represents the entire agreement between the parties hereto.

(10)

This Agreement may be executed in two or more counterparts, each of which shall be considered an original.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the day and year first above written.

PROACTIVE ASSET ALLOCATION FUNDS

Attest:________________________

By:__________________________

Secretary

Jeffrey J. Unterreiner, President/Chairman

PROACTIVE FINANCIAL SERVICES, INC.

Attest:________________________

By:__________________________

Secretary

Jeffrey J. Unterreiner, President